Exhibit 10.98

SECURED PROMISSORY NOTE

US $2,500,000	March 5, 2010

            FOR VALUE RECEIVED, DT SIENNA BAY, LLC, a Delaware limited liability company (together with such party’s or parties’ successors and assigns, “Borrower”) promises to pay to the order of CCIP/3 SANDPIPER, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 Dollars (US $2,500,000), with interest on the unpaid principal balance, as hereinafter provided.

            1.         Defined Terms.

            (a)        As used in herein the following terms shall have the meanings ascribed to them below:

“Borrower” is defined in the preamble hereto.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which the national banking associations are not open for business.

“Default Rate” means an annual interest rate equal to eighteen (18%) percent.  However, at no time will the Default Rate exceed the Maximum Interest Rate.

“Effective Date” means the date of this Note, first above written.

“First Installment Due Date” means May 1, 2010.

“Installment Due Date” means, for any Monthly Installment the date on which such Monthly Installment is due and payable pursuant to Section 3 of this Note.

“Lender” is defined in the preamble hereto.

“Loan” means the loan evidenced by this Note.

“Maturity Date” means the earlier of (i) October 10, 2012, and (ii) the date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise pursuant to the Loan Documents or the exercise by Lender of any right or remedy under any Loan Document.

“Maximum Interest Rate” means the highest rate of interest permitted to be charged at any time by applicable law.

“Note” means this Secured Promissory Note as the same may be amended, restated or otherwise modified from time to time.

“Monthly Installment” means a payment of interest only accrued on the unpaid principal balance at the Stated Rate in an amount equal to $10,416.67 per month, subject to adjustment from time to time in accordance with the terms hereof.

“Security Instrument” means that certain Second Lien Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, effective as of the date of this Note, from Borrower to and for the benefit of Lender and securing this Note.

“Senior Instrument” means that certain Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement dated as of August 31, 2005 by and between AIMCO Sandpiper, LLC and New York Life Insurance Company.

“Senior Lender” means New York Life Insurance Company.

“Senior Loan Documents” means the Senior Instrument, the Senior Note and all other documents executed in connection with that certain loan in the original principal amount of $11,000,000.

“Senior Note” means that certain Modification, Restatement and Consolidation of Notes dated August 31, 2005 by and between AIMCO Sandpiper, LLC and New York Life Insurance Company in the original principal amount of $11,000,000.

“Stated Rate” means a per annum interest rate of five percent (5%).

            (b)        Other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Security Instrument.

            2.         Representation and Warranties of Borrower.

            (a)        This Note, the Security Instrument and the other Loan Documents have each been duly executed and delivered to Lender by Borrower and/or each guarantor of the Indebtedness (as applicable) and each such document constitutes the legal, valid and binding obligation of each party thereto enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles.

            (b)        The execution, delivery and performance of this Note, the Security Instrument and the other Loan Documents by Borrower and/or each guarantor of the Indebtedness (as applicable) and the compliance with the terms and conditions hereof and thereof by each such party does not, with or without the giving of notice or the lapse of time or both, conflict with, constitute a default under, or violate (i) any material agreement to which Borrower and/or any guarantor of the Indebtedness is a party, or (ii) any judgment, decree, order, law, rule or regulation applicable to Borrower and/or any guarantor of the Indebtedness.

            (c)        There is no unsatisfied judgment, award, order, writ, injunction, arbitration, decision or decree outstanding or any litigation, proceeding, claim or investigation pending or, to the best knowledge of Borrower, threatened against Borrower and/or any guarantor of the Indebtedness which may adversely affect the ability of Borrower and/or any guarantor of the Indebtedness to enter into and perform its obligations under this Note, the Security Instrument and the other Loan Documents (as applicable).

            3.         Payments; Address for Payment.

            (a)        Interest will accrue on the outstanding principal balance of this Note at the Stated Rate, as provided in Section 3(d) and subject to the provisions of Section 8 of this Note.

            (b)        Interest under this Note shall be computed, payable and allocated on the basis of a 360-day year consisting of twelve 30-day months.

            (c)        Unless the Effective Date is the first (1st) day of a calendar month, interest for the period beginning on the Effective Date and ending on and including the last day of the calendar month in which the Effective Date occurs shall be payable by Borrower simultaneously with the execution of this Note.  If the Effective Date is the first day of a calendar month, then no payment will be due from Borrower on the Effective Date.  Except as provided in this Section 3(c) and in Section 10, accrued interest will be payable in arrears.

            (d)        Beginning on First Installment Due Date and thereafter continuing until and including the Maturity Date, consecutive Monthly Installments shall be due and payable by Borrower on the first day of each calendar month.  Notwithstanding anything to the contrary contained herein, if Borrower makes any partial prepayment of the principal of the Loan pursuant to Section 10 hereof, after Borrower’s written request, Lender shall recalculate the amount of the Monthly Installment and shall notify Borrower of the same.

            (e)        All remaining Indebtedness, including all accrued and unpaid principal, interest and other charges, shall be due and payable by Borrower on the Maturity Date.

            (f)         All payments under this Note shall be made in immediately available U.S. funds.

            (g)        Any regularly scheduled Monthly Installment payable pursuant to this Section 3 that is received by Lender before the date it is due shall be deemed to have been received on the due date for the purpose of calculating interest due.

            (h)        All payments made by Borrower hereunder shall be made irrespective of, and without any deduction for, any set-offs or counterclaims.

            (i)         All payments due under this Note shall be payable in accordance with the wiring instructions contained on Exhibit A, or at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, or such other place as may be designated by notice to Borrower from or on behalf of Lender.

            4.         Application of Payments.  If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply the amount received to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s sole discretion.  Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

            5.         Security.  The Indebtedness is secured by, among other things, the Security Instrument, and reference is made to the Security Instrument for other rights of Lender as to collateral for the Indebtedness.

            6.         Acceleration.  If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, and all other amounts payable under this Note and any other Loan Document, shall at once become due and payable, at the option of Lender, without any prior notice to Borrower (except if notice is required by applicable law, then after such notice).  Lender may exercise this option to accelerate regardless of any prior forbearance.  Notwithstanding the foregoing, the entire unpaid principal balance, any accrued interest, and all other amounts payable under this Note and the other Loan Document, shall without notice or demand and without the need for any action or election by Lender automatically become due and payable upon the occurrence of any Bankruptcy or Insolvency Event.

            7.         Late Charge.

            (a)        If any Monthly Installment or any other amount payable under this Note or under the Security Instrument or any other Loan Document is not received in full by Lender within ten (10) Business Days after the Monthly Installment or other amount is due, counting from and including the date such Monthly Installment or other amount is due (unless applicable law requires a longer period of time before a late charge may be imposed, in which event such longer period shall be substituted), Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to three percent (3%) of such Monthly Installment or other amount due (unless applicable law requires a lesser amount be charged, in which event such lesser amount shall be substituted).

            (b)        Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses.  Borrower agrees that the late charge payable pursuant to this Section 7 represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment and that such charge does not constitute a penalty.  The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Section 8.

            8.         Default Rate.  For so long as any Event of Default (including, without limitation, the failure to pay the Indebtedness in full on the Maturity Date) has occurred and is continuing, then notwithstanding anything in Section 3 of this Note to the contrary, interest under this Note shall accrue on the unpaid principal balance and (to the extent permitted by applicable law) all unpaid interest and other Indebtedness then due, from the date on which any such Event of Default occurs at the Default Rate until (i) such Event of Default is cured in accordance with the Loan Documents or (ii) the entire Indebtedness is paid in full.

            9.         Full Recourse Loan.  Borrower accepts and agrees that the Loan evidenced by this Note is a full recourse Loan and that upon an Event of Default, Lender may exercise any and all remedies available to it at law or in equity against Borrower in order to collect the entire amount of the Indebtedness in accordance with the Loan Documents as and when due.

            10.       Voluntary and Involuntary Prepayments.

            (a)        Any receipt by Lender of principal due under this Note prior to the Maturity Date constitutes a prepayment of principal under this Note.  Without limiting the foregoing, any application by Lender, prior to the Maturity Date, of any proceeds of collateral or other security to the repayment of any portion of the unpaid principal balance of this Note constitutes a prepayment under this Note.

            (b)        Borrower may voluntarily prepay all or any part of the unpaid principal balance of this Note at any time.

            (c)        Borrower shall prepay the entire unpaid principal balance of this Note upon the prepayment of the Senior Note.

            (d)        Any prepayment of principal under this Note that is not received on an Installment Due Date shall be deemed to have been received on the next Installment Due Date for the purpose of calculating interest due under this Note.

            (e)        Unless Lender agrees otherwise in writing, a permitted or required prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent Monthly Installments.

            11.       Costs and Expenses.  To the fullest extent allowed by applicable law, Borrower shall pay all reasonable expenses and costs, including Attorneys’ Fees and Costs incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

            12.       Forbearance; Not Waiver.  Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy.  The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment.  Enforcement by Lender of any security for Borrower’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

            13.       Waivers.  Borrower and all endorsers and guarantors of this Note and all other third party obligors waive presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness.

            14.       Loan Charges.  Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the Maximum Interest Rate.  If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation.  The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note.

            15.       Commercial Purpose.  Borrower represents that Borrower is incurring the Indebtedness solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family, household, or agricultural purposes.

            16.       Counting of Days.  Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days.

            17.       Governing Law.

            (A)  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

            (B)  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  However, nothing in this Note is intended to limit any right that Lender may have to bring any suit, action or proceeding relating to matters arising under this Note in any court of any other jurisdiction.

            18.       WAIVER OF TRIAL BY JURY.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

            19.       Captions.  The captions of the Sections of this Note are for convenience only and shall be disregarded in construing this Note.

            20.       Notices; Written Modifications.

            (a)        All notices required or permitted to be given pursuant to this Note shall be given in accordance with Section 31 of the Security Instrument.

            (b)        Any modification or amendment to this Note shall be ineffective unless in writing signed by the party sought to be charged with such modification or amendment.

21.       Subordination of Note.  Notwithstanding any provisions of this Note or the Loan Documents to the contrary, it is understood and agreed that the terms, covenants and conditions of this Note are and shall be subordinate in all respects, including right of payment, to the indebtedness evidenced by the Senior Note secured by the Senior Instrument for the benefit of the Senior Lender, and the rights of Lender under this Note and the Loan Documents, including, without limitation, the right to exercise any remedy hereunder, are subject to the Senior Lender’s rights under the Senior Loan Documents.

22.       Payment of Taxes.  All Florida documentary stamp taxes due on this Note have been paid upon and affixed to the Security Instrument securing this Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered as of the date first above written.

                                                                        BORROWER:

DT Sienna Bay, LLC, a Delaware limited liability company

By: DT Florida Income, LP, a Delaware limited partnership, its sole Member

By: DT Florida Income Management, LLC, a Delaware limited liability company, its General Partner

By: DT Group Development, Inc., a California corporation, its sole Member

/s/Daniel R. Markel

By: Daniel R. Markel

Its: CEO and President